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                                                                     Exhibit 4.3


                              CERTIFICATE OF TRUST
                                       OF
                            CRESCENT CAPITAL TRUST I

     THIS Certificate of Trust of Crescent Capital Trust I (the "Trust"), dated as of August 30, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).

     1. Name. The name of the business trust formed hereby is Crescent Capital Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                              WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of the Trust


                              By:   /s/ Norma P. Closs
                                    -------------------------------------------
                              Name:  Norma P. Closs
                              Title: Vice President


                              GARY N. SOLOMON, not in his individual capacity but solely as trustee of the Trust

                              /s/ Gary N. Solomon
                              --------------------------------------------------


                              PAUL R. TRAPANI, JR., not in his individual capacity but solely as trustee of the Trust

                              /s/ Paul R. Trapani, Jr.
                              --------------------------------------------------


                              WILLIAM F. HAACKE, JR., not in his individual capacity but solely as trustee of the Trust

                              /s/ William F. Haacke, Jr.
                              --------------------------------------------------

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